EXHIBIT 8.1

List of Subsidiaries of Embraer S.A.

Name	Jurisdiction of Incorporation

Embraer Aircraft Holding, Inc – EAH	Delaware, U.S.A.
Embraer Aircraft Customer Services, Inc. – EACS	Florida, U.S.A.
Embraer Aircraft Maintenance Services, Inc. – EAMS	Delaware, U.S.A.
Embraer Services, Inc. – ESI	Delaware, U.S.A.
Embraer Executive Jet Services, LLC – EEJS	Delaware, U.S.A.
Embraer Executive Aircraft, Inc. – EEA	Delaware, U.S.A.
Embraer Training Services, LLC – ETS	Delaware, U.S.A.
Aero Seating Technologies, LLC	Delaware, U.S.A.
Embraer CAE Training Services, LLC – ECTS	Delaware, U.S.A.
Embraer Engineering & Technology Center USA, Inc.	Delaware, U.S.A.
Embraer Credit Ltd. – ECL	Delaware, U.S.A.
Embraer Representations, LLC – ERL	Delaware, U.S.A.
Embraer Defense and Security, Inc	Delaware, U.S.A.
Indústria Aeronáutica Neiva Ltda.	Brazil
ELEB Equipamentos Ltda.	Brazil
Embraer GPX Ltda	Brazil
ECC do Brasil Cia de Seguros	Brazil
Embraer Defesa e Segurança Participações S.A.	Brazil
Atech Negócios em Tecnologia S.A.	Brazil
Orbisat Indústria S.A.	Brazil
Harpia Sistemas S.A.	Brazil
AEL Sistemas S.A.	Brazil
Savis Tecnologia e Sistemas S.A.	Brazil
Visiona Tecnologia Espacial S.A.	Brazil
Embraer Merco S/A – EMS	Uruguay
Embraer Aviation Europe SAS – EAE	France
Embraer Aviation International SAS – EAI	France
Embraer Europe SARL – EES	France
Embraer Australia Pty Ltd. – EAL	Australia
EZ Air Interior Limited	Ireland
Harbin Embraer Aircraft Industry Company, Ltd. – HEAI	China
Embraer (China) Aicraft Technical Services Co., Ltd – ECA	China
Embraer Spain Holding Co., SL – ESH	Spain
ECC Investment Switzerland AG	Switzerland
ECC Insurance & Financial Company Ltd.	Cayman Islands, BWI
Embraer Finance Ltd. – EFL	Cayman Islands, BWI
Embraer Overseas Limited	Cayman Islands, BWI
Listral Estruturas Aeronáuticas S.A.	Portugal
Embraer Portugal – SGPS, S.A.	Portugal
Embraer Portugal Estruturas Metálicas S.A.	Portugal
Embraer Portugal Estruturas em Compósito S.A.	Portugal
Air Holding SGPS, S.A.	Portugal
OGMA – Ind. Aeronáutica de Portugal S.A.	Portugal
ECC Leasing Company Ltd.	Ireland
Embraer Asia Pacific Pte-Limited – EAP	Singapore
Embraer CAE Training Services (UK) Ltd. – ECTS	United Kingdom
Visiona International BV	Netherlands
Embraer Netherlands B.V. – ENL	Netherlands